UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 23, 2005
COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)
Registrant’s telephone number, including area code: (818) 225-3000
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 23, 2005, the Compensation Committee of the Board of Directors of Countrywide Financial Corporation (the “Company”) approved the adoption of (i) the Fourth Amendment to the 2000 Equity Incentive Plan of Countrywide Financial Corporation (the “EIP Amendment”) and (ii) Amendment Number Ten to the Countrywide Financial Corporation 1993 Stock Option Plan (the “Plan Amendment” and, together with the EIP Amendment, the “Amendments”). The Amendments were effective as of December 23, 2005.
     The EIP Amendment modifies Section 9.2 of the 2000 Equity Incentive Plan (the “EIP”) and the Plan Amendment modifies Section 7(e) of the 1993 Stock Option Plan (the “Plan”), which provide that, in the event of a change of corporate control, an optionee will be permitted to surrender for cancellation within sixty (60) days after such change, any option or portion of an option to the extent not yet exercised. Prior to the Amendments, the EIP and the Plan each provided that the optionee would be entitled to receive a cash payment for unexercised shares surrendered within sixty (60) days after such change. Under the Amendments, the optionee will no longer be entitled to receive a cash payment and instead will receive a payment in shares, valued at the fair market value on the date preceding the date of surrender of the shares.
     The foregoing description of the EIP Amendment and the Plan Amendment is qualified in its entirety by reference to the EIP Amendment and the Plan Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits.
10.1	Fourth Amendment to the 2000 Equity Incentive Plan of Countrywide Financial Corporation

10.2	Amendment Number Ten to the Countrywide Financial Corporation 1993 Stock Option Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION
Dated: December 30, 2005	/s/ Marshall M. Gates
	Name:	Marshall M. Gates
	Title:	Senior Managing Director, Chief Administrative Officer

EXHIBIT INDEX

Exhibit
No.

10.1	Fourth Amendment to the 2000 Equity Incentive Plan of Countrywide Financial Corporation

10.2	Amendment Number Ten to the Countrywide Financial Corporation 1993 Stock Option Plan

4